EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Valspar Corporation 1991 Stock Option Plan (the "Registration Statement") of our reports dated November 16, 1998, with respect to the consolidated financial statements of The Valspar Corporation incorporated by reference in its Annual Report (the "Annual Report") for the year ended October 30, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                       /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota

September 15, 1999